UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 3, 2020

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

As previously disclosed on March 6, 2020, ON Semiconductor Corporation (the “Company”) has been in the process of undertaking certain restructuring measures to realign its investments. The Company believes that these restructuring measures should enable it to optimize its cost structure and accelerate its progress towards its target financial model. These targeted cost reductions are structural in nature and are not expected to impact the Company’s ability to respond to a significant recovery in demand. On April 3, 2020, as part of these ongoing efforts to reduce costs, the Company determined to implement certain employee terminations during the first half of 2020 (the “Employment Separations”). The Employment Separations will impact approximately 475 of the Company’s employees who are located in the Company’s corporate headquarters and in other locations where the Company has operations. The Company estimates that it will incur between $43 million and $47 million in aggregate costs during the first and second quarters of 2020 in connection with the Employment Separations relating to one-time cash payments for severance, medical benefit continuation payments, payroll taxes and related costs. This Employment Separations component of the Company’s ongoing cost savings measures is expected to result in ongoing annual cost savings between $65 million and $70 million, the majority of which are expected to be the result of reductions in operating expenses and costs of goods sold. The Company is continuing to evaluate and implement additional measures that would be expected to result in further cost savings.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of the Company’s management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Part I, Item 1A, “Risk Factors,” as well as those discussed elsewhere in this report. Other unknown or unpredictable factors also could have a material adverse effect on the Company’s business, financial condition, and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “intended to,” “expected to,” “expects,” and “estimates,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. We are not under any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events, or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: April 9, 2020	By:	/s/ Bernard Gutmann
Bernard Gutmann Executive Vice President, Chief Financial Officer, and Treasurer